UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2016 (September 27, 2016)
Managed Duration Investment Grade Municipal Fund
(Exact name of registrant as specified in its charter)

Delaware	811-21359	38-3684453
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

227 West Monroe Street
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (312) 827-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Managed Duration Investment Grade Municipal Fund
CURRENT REPORT ON FORM 8-K
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2016, at a meeting (the “Meeting”) of the Board of Trustees (the “Board”) of Managed Duration Investment Grade Municipal Fund (the “Fund”), the Board approved a transition of fund administration and shareholder servicing arrangements to The Bank of New York Mellon and certain of its affiliates. In connection with this transition, the Board approved a new Fund Administration and Accounting Agreement between the Fund and The Bank of New York Mellon effective November 1, 2016. In addition, the Board voted to terminate the Servicing Agreement between the Fund and Guggenheim Funds Distributors, LLC effective November 1, 2016. In conjunction with this termination, the Board approved a new Services Agreement among the Fund, the Adviser and MBSC Services Corporation effective November 1, 2016. The Board also voted to eliminate the current advisory fee waiver effective November 1, 2016. Separately, the Fund and Rydex Fund Services, LLC (“RFS”) agreed to terminate the Fund Administration Agreement between the Fund and RFS effective October 3, 2016. In conjunction with this termination, the Board approved an interim Fund Administration Agreement between the Fund and Guggenheim Funds Investment Advisors, LLC, an affiliate of RFS, effective October 3, 2016, which will terminate on November 1, 2016.

Furthermore, as part of the transition to The Bank of New York Mellon platform, at the Meeting, Donald C. Cacciapaglia announced his intention to resign from the Board effective as of November 1, 2016. In addition, Randall C. Barnes announced his intention not to stand for reelection at the 2016 Annual Meeting of Shareholders. Ronald A. Nyberg and Ronald E. Toupin, Jr. also announced their intention to resign from the Board following the 2016 Annual Meeting of Shareholders. Information about nominees for election at the 2016 Annual Meeting of Shareholders will be included in the proxy statement to be furnished in connection with the solicitation of proxies to be used at the 2016 Annual Meeting of Shareholders.

In addition, effective November 1, 2016, the Board appointed Thomas E. Stabile as Treasurer of the Fund, Lisa R. Grosswirth as Secretary of the Fund and James DiChiaro as Vice President. Furthermore, effective November 1, 2016, Amy J. Lee will resign as Chief Legal Officer, Mark E. Mathiasen will resign as Secretary and be appointed as Assistant Secretary and John L. Sullivan will resign as Chief Financial Officer, Chief Accounting Officer and Treasurer and be appointed as Assistant Treasurer. It is anticipated that Messrs. Mathiasen, Sullivan, and Michael P. Megaris will resign completely from their officer positions immediately following the 2016 Annual Meeting of Shareholders. The information disclosed under this Item 5.02, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND

By:    /s/ Mark E. Mathiasen

Name:     Mark E. Mathiasen

Title:    Secretary

DATE:    October 3, 2016